Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ashford Hospitality Trust of our report dated April 5, 2011 relating to the combined financial statements of Highland Hospitality Hotels, which appears in Ashford Hospitality Trust’s Current Report on Form 8-K dated April 6, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, VA

May 17, 2012